Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CAMBER ENERGY ANNOUNCES COST-CUTTING INITIATIVES

HOUSTON, TEXAS – April 27, 2017 – Camber Energy, Inc. (NYSE MKT: CEI) (“Camber Energy” or the “Company”) announced that it has begun cost-cutting initiatives to significantly reduce overall general and administrative costs. Since the closing of the Segundo transaction in August of 2016, Camber has incurred professional fees in addition to increased staffing costs that have exceeded one of the restrictive covenants in its existing loan agreement with its primary lender.

As part of its transition process, the Company is relocating its corporate headquarters and related operations to San Antonio, Texas from Houston, Texas. Camber has entered into a service agreement, effective on May 1, with Enerjex Resources (NYSE MKT: ENRJ) to outsource the management of its back-office functions for a fixed monthly fee. These measures are expected to result in improved cost savings and operating efficiencies for the Company. Camber is also pursuing other strategic options to further improve its capital structure.

During the transition period, Anthony C. Schnur, the Chief Executive Officer of Camber Energy, will remain with the Company and its Board of Directors to assist in the cost-cutting process through its completion. The Company and the Board has accepted Ken Sanders’ resignation as Chief Operating Officer as part of this process.

“We are taking the necessary steps to comply with the various obligations set forth in the agreement with our primary lender and to return the Company to positive cash flow generation,” said Richard N. Azar II, Chairman of the Board.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy (NYSE MKT: CEI) is a growth-oriented, independent oil and gas company engaged in the development of crude oil and natural gas in the Austin Chalk and Eagle Ford formations in south Texas, the Permian Basin in west Texas, and the Hunton formation in central Oklahoma. The Company changed its name from Lucas Energy, Inc. to Camber Energy, Inc. effective January 5, 2017.

Safe Harbor Statement and Disclaimer

This news release includes “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward looking statements give our current expectations, opinions, belief or forecasts of future events and performance. A statement identified by the use of forward looking words including “may,” “will,” “expect,” “anticipate,” “estimate,” “hope,” “plan,” “believe,” “predict,” “envision,” “if,” “intend,” “would,” “probable,” “project,” “forecasts,” “outlook,” “aim,” “might,” “likely” “positioned,” “strategy,” “continue,” “potential,” “ensure,” “should,” “confident,” “could” and similar words and expressions, and the negative thereof, and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber Energy believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release, including our ability reduce operating costs and comply with covenants in our debt obligations; our ability to generate cash flow to fund our operations; our ability to raise additional capital at acceptable terms;; anticipated trends in our business; our ability to repay outstanding loans and satisfy our outstanding liabilities; our liquidity and ability to finance our exploration, acquisition and development strategies; market conditions in the oil and gas industry; the timing, cost and procedure for future acquisitions; our financial position, business strategy and other plans and objectives for future operations; and other risks described in Camber Energy’s Annual Report on Form 10-K and other filings with the SEC, available at the SEC’s website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance and actual results or developments may differ materially from those projected. The forward-looking statements in this press release are made as of the date hereof. The Company takes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available on its website or at http://www.sec.gov.

Contacts:

Carol Coale / Ken Dennard

Dennard ▪ Lascar Associates LLC

(713) 529-6600

ccoale@dennardlascar.com

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